UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2013

ARQULE, INC.
(Exact Name of Issuer as Specified in Charter)

Delaware	000-21429	04-3221586
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19 Presidential Way
Woburn, MA

(Address of principal executive offices)

01801

(Zip code)

(781) 994-0300

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement.

As previously reported, on November 10, 2011, ArQule, Inc. (“ArQule” or the “Registrant”) announced that it entered into a license and co-commercialization agreement (the “License Agreement”) with Daiichi Sankyo Co., Ltd. (“Daiichi Sankyo”) to develop and commercialize ARQ 092, an inhibitor of the serine/threonine kinase, AKT, and certain backup compounds.

On March 26, 2013, ArQule received formal notice that Daiichi Sankyo had elected to exercise its right to terminate the License Agreement.  Termination will be effective ninety days from receipt of the notice.

As a consequence of termination, worldwide rights for the development and commercialization of compounds covered under its AKT collaboration with Daiichi Sankyo including the lead compound emerging from this collaboration, ARQ 092, and associated research and clinical data will revert to the Registrant.

ArQule and Daiichi Sankyo will continue to collaborate to conduct research, clinical trials and the commercialization of tivantinib in human cancer indications in the U.S., Europe, South America and the rest of the world, excluding Japan, China (including Hong Kong), South Korea and Taiwan.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No. 99.1   Text of press release announcing contract termination and reversion of development and commercialization rights dated April 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARQULE, INC.
(Registrant)

By:	/s/ Peter S. Lawrence
Peter S. Lawrence
President and Chief Operatiing Officer

April 1, 2013

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